Exhibit 10.4

CONFIDENTIAL

THIRD LIMITED WAIVER TO CREDIT AGREEMENT

THIS THIRD LIMITED WAIVER TO CREDIT AGREEMENT dated as of July 17, 2017 (this “Waiver”), is entered into among SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders party hereto, and GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the “Administrative Agent”).  Reference is made to the Credit Agreement, dated as of January 19, 2017 (the “Credit Agreement”), among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), and GOLDMAN SACHS BANK USA, as the Administrative Agent, the Collateral Agent, the Swingline Lender and a Letter of Credit Issuer.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

WHEREAS, any failure to deliver, within five days after the date on which such financial statements were required to be filed with the SEC, the Borrower’s financial statements for the fiscal quarter ended March 31, 2017, together with the related items required by Section 9.1(b) of the Credit Agreement and the Compliance Certificate relating thereto required by Section 9.1(d) of the Credit Agreement on or prior to June 30, 2017 constitutes an Event of Default under Section 11.3 of Credit Agreement (the “Anticipated Event of Default”);

WHEREAS, certain of the Lenders, constituting the Required Lenders, temporarily waived the Anticipated Event of Default (the “Second Waiver”);

WHEREAS, the Credit Parties and certain of the Lenders have agreed in principle to the terms of an amendment to the Credit Agreement;

WHEREAS, the temporary waiver of the Anticipated Event of Default set forth in the Second Waiver expires at 11:59 p.m. (New York City time) on July 17, 2017;

WHEREAS, the Credit Parties have requested that the Lenders extend the temporary waiver of the Anticipated Event of Default; and

WHEREAS, the Lenders signatory hereto, constituting the Required Lenders, are willing to agree to such extension of the temporary waiver, in accordance with and subject to the terms and conditions set forth herein, in order to allow the Credit Parties and the Lenders additional time to document such amendment to the Credit Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                      Confirmation of Anticipated Event of Default.  Each Credit Party acknowledges and agrees that in addition to any other rights and remedies that the Secured Parties may have under the Credit Documents, at law, in equity or otherwise, in the absence of this Waiver and after the occurrence of a Limited Waiver Default (as defined below), the Anticipated Event of Default would permit the Secured Parties to accelerate all or any portion of the Obligations in accordance with Section 11.12 of the Credit Agreement.

2.                                      Limited Waiver.

(a)                                 Subject to the satisfaction of the conditions precedent specified in Section 3 of Waiver, in reliance upon the representations, warrants and covenants of the Credit Parties contained in this Waiver and upon the terms and subject to the conditions of this Waiver, effective as of the Effective Date (as defined below), the Lenders party hereto hereby waive, subject to the provisos set forth below, the Anticipated Event of Default; provided that nothing in this Waiver shall be deemed to permit any Credit Party to take any action under any Credit Document that is conditioned upon there being no Event of Default existing at the time of such action; provided further that this Waiver shall expire at 11:59 p.m. (New York City time) on July 19, 2017 notwithstanding any delivery by the Borrower after June 30, 2017 of the Borrower’s financial statements for the fiscal quarter ended March 31, 2017 (such waiver, the “Limited Waiver”).  For the avoidance of doubt, any delivery of the Borrower’s financial statements for the fiscal quarter ended March 31, 2017 in accordance with Section 9.1(b) of the Credit Agreement after June 30, 2017 shall not cure or be deemed to cure the Anticipated Event of Default, which shall remain an outstanding Event of Default under the Credit Agreement after July 19, 2017.

(b)                                 The Borrower and the other Credit Parties acknowledge and agree that the Limited Waiver is a one-time waiver and is limited to the extent specifically set forth above.  Except for the Anticipated Event of Default as described in this Section 2, each Credit Party acknowledges and agrees that the Limited Waiver shall not waive (or be deemed to be or constitute a waiver of) any covenant, term or provision in the Credit Agreement or any other Credit Document (or any breach thereof or any Event of Default) or hinder, restrict or otherwise modify any of the rights and remedies of any of the Secured Parties in respect of any present or future Event of Default (whether or not related to the Anticipated Event of Default) under the Credit Agreement or any other Loan Document, at law, in equity or otherwise.

(c)                                  Immediately upon the occurrence of a Limited Waiver Default, the Limited Waiver set forth in Section 2(a) shall be void ab initio.

(d)                                 As used in this Waiver, the term “Limited Waiver Default” shall mean any of the following:

(i)                                     any representation or warranty contained in this Waiver shall be incorrect in any material respect as of the Effective Date, provided that if any such representation or warranty is qualified by or subject to a materiality qualification, such representation or warranty shall be true and correct in all respects;

(ii)                                  any Credit Party breaches any provision of this Waiver;

(iii)                               the occurrence or existence of any Default or Event of Default (other than the Anticipated Event of Default and the underlying Default related thereto); and

(iv)                              the failure by the Borrower to pay within two (2) Business Days of the Effective Date (i) to the Administrative Agent and its Affiliates, all reasonable and documented costs, fees and expenses due and owing in connection with this Waiver and the other Credit Documents (to the extent required to be paid under Section 13.5 of the Credit Agreement and any engagement letter relating to this Waiver); (ii) to Cahill Gordon & Reindel LLP, as counsel to the Administrative Agent, all reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP in connection with the Credit Documents and this Waiver invoiced no later than 5:00 p.m. Eastern on July 19, 2017; and (iii) to Davis Polk & Wardwell LLP (“Davis Polk”)

pursuant to that certain letter agreement between the Borrower and Davis Polk all reasonable and documented fees and expenses invoiced no later than 5:00 p.m. Eastern on July 19, 2017.

3.                                      Effectiveness; Conditions Precedent.  This Waiver shall be effective, as of the date first above written, on the first date (the “Effective Date”) on which each of the following conditions is satisfied:

(a)                                 The Administrative Agent shall have received from the Borrower, the Guarantors and Lenders constituting at least the Required Lenders either a counterpart of this Waiver signed on behalf of such party or evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or transmission by electronic mail (in .pdf or .tif format)) that such party has signed a counterpart of this Waiver.

(b)                                 The representations and warranties set forth in Section 5 of this Waiver shall be true and correct as of the date hereof.

(c)                                  Other than the Anticipated Event of Default (and the underlying Default related thereto), no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to this Waiver.

4.                                      Reaffirmation.

(a)                                 Validity of Obligations.  The Borrower and each other Credit Party acknowledges and agrees that, both before and after giving effect to this Waiver, the Borrower and each other Credit Party is indebted to the Lenders and other Secured Parties for the Obligations, without defense, counterclaim or offset of any kind and the Borrower and each other Credit Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.  The Borrower and each other Credit Party acknowledges and agrees that, as of 5:00 p.m. on the Effective Date, the outstanding principal balance of the Loans under the Credit Agreement is $897,750,000, exclusive of interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Credit Agreement and the other Credit Documents, all of which the Credit Parties hereby acknowledge and agree are outstanding and payable in accordance with the Credit Documents.

(b)                                 Validity of Guarantees.  Each Guarantor hereby confirms and agrees that, its guarantee and all of its obligations under the Guarantee are, and shall continue to be, in full force and effect, and shall apply to all Obligations and such guarantee is hereby ratified and confirmed in all respects.

(c)                                  Validity of Liens and Credit Documents.  The Borrower and each other Credit Party hereby agrees and confirms that the Credit Agreement and each other Credit Document constitutes a legal, valid and binding obligation of the Borrower and each other Credit Party, in each case, to the extent party to such Credit Document, enforceable against the Borrower and each other Credit Party in accordance with its terms.  The Borrower and each other Credit Party hereby ratifies and reaffirms its prior grant and the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations by the Borrower and the other Credit Party pursuant to the Credit Documents and hereby confirms and agrees all such Liens and security interests shall continue, unimpaired, in full force and effect, after giving effect to this Waiver. Except as expressly amended by this Waiver, each Credit Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Waiver, each reference in the Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement as amended by this Waiver.  This Waiver shall constitute a “Credit Document” for purposes of the Credit Agreement.

5.                                      Representations and Warranties.  Each Credit Party represents and warrants as follows:

(a)                                 Power; Authorization; Enforceable Obligations.  The Borrower and each other Credit Party has the requisite power and authority, and the legal right, to enter into this Waiver.  The Borrower and each other Credit Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Waiver.  This Waiver constitutes a legal, valid and binding obligation of the Borrower and each other Credit Party signatory hereto, enforceable against the Borrower and each other Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)                                 Accuracy of Representations and Warranties.  Immediately after giving effect to this Waiver on the Effective Date, the representations and warranties of the Borrower and each other Credit Party set forth in the Credit Documents (including, for the avoidance of doubt, in the Credit Agreement) are true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)                                  No Default or Event of Default.  As of the Effective Date, immediately after giving effect to this Waiver, no Default (other than the underlying Default related to the Anticipated Event of Default) or Event of Default exists.

6.                                      Covenants of the Borrower and other Credit Parties

(a)                                 Upon reasonable advance notice and during normal business hours, the Borrower shall provide information and assistance as reasonably requested by Davis Polk and/or Houlihan Lokey Capital, Inc., including in connection with the Collateral; provided that any such request shall be made to the Borrower’s advisors as separately communicated in writing to Davis Polk and Houlihan Lokey Capital, Inc.

7.                                      No Novation; No Waiver.  This Waiver shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Liens or priority of the Liens granted under any Credit Document or any other security therefor or any guarantee thereof, and the Liens and security interests existing immediately prior to the Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties or any other Secured Party securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a novation of any of the Credit Documents or a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect.

Nothing expressed or implied in this Waiver or any other document contemplated hereby shall be construed as a release or other discharge of any Credit Party under the Credit Agreement or any other Credit Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations and liabilities are in all respects continuing with only the terms being modified as provided in this Waiver.

8.                                      Further Assurances.  The Credit Parties agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Waiver.

9.                                      Counterparts.  This Waiver is a Credit Document.  This Waiver may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Waiver by fax, email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Waiver.

10.                               Release of Liability.  In consideration of, among other things, the Limited Waiver provided for herein, the Borrower and the Credit Parties and their respective successors and assigns jointly and severally release, acquit and forever discharge the Secured Parties that are Consenting Lenders, and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, partners, successors and assigns, both present and former (collectively, the “Secured Parties’ Affiliates”) from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including without limitation crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether now existing or hereafter arising, whether asserted or unasserted, in contract, tort, law or equity which the Borrower or the Credit Parties has or may have against any of the Secured Parties and/or the Secured Parties’ Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including, but not limited to, any claim or defense that relates to, in whole or in part, directly or indirectly, (i) entering into this Waiver or any other Credit Document, (ii) any covenants, agreements, duties or obligations set forth in this Waiver or any other Credit Document; or (iii) any actions or omissions of any of the Secured Parties and/or the Secured Parties’ Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in this Waiver or any other Credit Document or at law or in equity; provided that nothing herein shall be deemed a prospective release of liability, including as a result of any actions taken from and after the date hereof; provided further that nothing herein shall be deemed a release of liability from any gross negligence or willful misconduct.

11.                               GOVERNING LAW.  THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.                               Effect of this Waiver.  Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

13.                               Successors and Assigns.  This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.                               Consent to Jurisdiction; Waiver of Jury Trial.  The jurisdiction and waiver of jury trial provisions set forth in Sections 13.12 and 13.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

15.                               Notice.  A copy of all communications and notices provided by Borrower hereunder shall be provided to Davis Polk, as counsel to the Consenting Lenders, at the following address:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Damian S. Schaible

Michelle M. McGreal

damian.schaible@davispolk.com

michelle.mcgreal@davispolk.com

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

SYNCHRONOSS TECHNOLOGIES, INC.,
as the Borrower

By:	/s/ Ronald Prague
	Name:	Ronald Prague
	Title:	EVP

INTRALINKS HOLDINGS, INC.,
as a Guarantor

By:	/s/ Ronald Prague
	Name:	Ronald Prague
	Title:	EVP

INTRALINKS, INC.,
as a Guarantor

By:	/s/ Ronald Prague
	Name:	Ronald Prague
	Title:	EVP

[Signature Page to Third Limited Waiver to Credit Agreement]

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:	/s/ Douglas Tansey
	Name:	Douglas Tansey
	Title:	Authorized Signatory

[Signature Page to Third Limited Waiver to Credit Agreement]